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EXHIBIT 10.21

WELLS FARGO BANK, NATIONAL ASSOCIATION

APPLICATION AND AGREEMENT
for
CASH MANAGEMENT SERVICES

        X.com, a Corporation ("you"), request that WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo", "we" or "us") provide cash management services (each a "Service") in connection with your Wells Fargo Wholesale Demand Deposit Account ("WDDA"). You acknowledge receipt of our CASH MANAGEMENT SERVICES DISCLOSURE STATEMENT ("Disclosure Statement"). For each Service, this Application and Agreement, the Disclosure Statement and the User Documentation for that Service (collectively, the "Service Documentation") together with our WDDA Disclosure Statement (a copy of which was previously provided to you), as each may be modified or amended from time to time, contain the terms and conditions governing our provision of that Service to you, and any of your subsidiaries or affiliates on whose behalf you are acting. You and such subsidiaries and affiliates agree to be bound by such terms and conditions. (The term "you" as used in the Service Documentation means you and any such subsidiary or affiliate.) If you are already a Wells Fargo cash management customer, the Service Documentation for any Service(s) you are currently receiving replaces your existing agreement(s) with any Wells Fargo Bank or First Interstate Bank with respect to such Service(s), unless such Service(s) are listed as "Excluded Service(s)" on the signature page below. Our existing agreements with you with respect to each Excluded Service will remain in effect and continue to govern each Excluded Service. For your convenience, definitions of certain capitalized terms used below and in other Service Documentation are set out in a Glossary located at the end of the Disclosure Statement.

        Certain of the Services involve Funds Transfers or ACH Transfers out of or into your designated WDDAs (each a "Transfer Account"). In an effort to detect unauthorized requests for transfers of funds, we have established the following security procedures ("Security Procedures") with which you agree to comply. Additional details with respect to the Security Procedures are located in the Disclosure Statement and the applicable User Documentation. Wells Fargo shall have no obligation to process a Funds Transfer or ACH Transfer for which you have not complied with the relevant Security Procedure. Except as expressly provided below, Wells Fargo is under no obligation whatsoever, and shall have no liability for failing to investigate or verify, any request for a Funds Transfer or ACH Transfer.

SECURITY PROCEDURES FOR AUTOMATED CLEARING HOUSE
("ACH") TRANSFERS

        Direct Transmission and ETS Vendor Transmission.    You are required to provide a list of the names and telephone numbers of persons authorized to request and confirm your ACH transactions ("Authorized Representatives"). We will provide a transmission code to you which you must use with each transmission of ACH file(s) through your PC or mainframe. We will also assign a file identification code and a batch identification code to you which you must imbed in each NACHA-formatted ACH file.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        ACH Express®.    If you use ACH Express to deliver your ACH files, you must install the ACH Express software on your PC in order to communicate with our systems. You may install the software on only one desktop computer, one remote PC or one Local Area Network. You will designate at least one of your employees to be your ACH Express System Administrator. You will communicate to us the name(s), address(es), telephone number(s), maiden name(s) of mother(s), and place(s) of birth of the System Administrator(s) upon whom we may rely with respect to all ACH Express related matters. To enable start-up, we will provide to you six temporary System Administrator IDs and corresponding temporary software access passwords. (You shall be responsible for the temporary System Administrator IDs and temporary software access passwords we have provided for System Administrator start-up, including their security, until you have either used them or have manually deleted them.). Upon first successful log-on using one of the temporary System Administrator IDs and its corresponding temporary software access password, each System Administrator shall create a software access password, which must be changed at least once every 60 days, and a permanent System Administrator ID. The System Administrator(s) shall enable access to ACH Express for those employees you have designated to be Operators by assigning them temporary software access passwords, which must be changed upon first successful log-on and at least once every 60 days thereafter, and permanent Operator IDs. In order to gain access to ACH Express, an Operator must enter his/her software access password and Operator ID. We will also assign a batch identification code to you (which the ACH Express software will imbed in each NACHA-formatted ACH file), and we will provide you a remote identification code which the System Administrator(s) will manually input into the user profile for each Operator allowed to transmit files, which remote identification code will thereafter be imbedded automatically when a file is created. In order to enable file transmission, we will provide a fixed communications password required for access through our Connect Mailbox application. Prior to transmitting a file, such an Operator must input the communications password. You may set the following transfer limits (which will be resident on your PC): number of entries per batch; batch entry dollar amount; batch total dollar amount and transmission dollar amount per file, and each transfer shall be within such limit(s). In addition, ACH Express allows you to separate among your Operators the ability to create, verify and send transfer requests, and we strongly recommend that you do so. IF YOU DISREGARD THIS RECOMMENDATION, YOU INCREASE THE RISK THAT THERE WILL BE A LOSS, FOR WHICH YOU WILL BE RESPONSIBLE, RESULTING FROM AN UNAUTHORIZED OR FRAUDULENT ACH TRANSFER.

SECURITY PROCEDURES FOR ACH TRANSFERS
INITIATED THROUGH OUR
CASH CONCENTRATION SERVICE

        If you use our Cash Concentration Service, you may make requests for ACH Transfers by touch-tone telephone or computer terminal. Prior to commencement of the Cash Concentration Service, you must communicate to us the name, address and telephone number of your Cash Concentration Administrator upon whom we may rely with respect to all Cash Concentration related matters. If you use a touch-tone telephone, you must dial the number we provide you and follow the prompts, entering the Customer ID, Location ID and Location Password we provide you and the amount of the ACH Transfer(s) you wish made. If you use a computer terminal to initiate an ACH Transfer, you must use the access number we provide you and follow the prompts, entering the User ID, Location ID, User password and Location password we provide you and the amount of the ACH Transfer you wish made. You must change your Location Password at least once every 90 days by contacting us at the telephone number we provide to you. The Location Code, which we assign you based on the information we receive on your Set-Up Forms, will allow us to determine whether an ACH Transfer will be an ACH Credit or ACH Debit and the account from which and into which the ACH Transfer will be made.

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SECURITY PROCEDURES FOR ACH TRANSFERS
INITIATED THROUGH OUR
PAYMENT MANAGE® SERVICE

        You must specify, in our Payment Manager Set-Up Forms, the format in which you will transmit your payment files to us, the payment vehicle(s) you will use (e.g., checks, ACH or both), and the applicable transfer limits. You must comply with Wells Fargo's General Transmission Implementation Procedures which are a part of the User Guide for our Payment Manager Service. We will provide you a transmission ID and a customer application ID both of which must be included in the electronic transmission envelope accompanying the files you transmit to us. The customer application ID allows us to verify your transmission by matching certain salient characteristics of your transmission against a predefined processing profile developed from information you have provided in your Payment Manager Set-Up Forms. If no match is created, we will not process the transmission. In addition, if you wish to have your electronic transmissions sent to us through a value added network ("VAN"), we must approve the VAN and set up the transmission detail.

SECURITY PROCEDURES FOR ACH TRANSFERS INITIATED ELECTRONICALLY
THROUGH OUR WellsTax™ SERVICE

        We will provide you with a temporary PIN (which you must change upon your first successful log-on to WellsTax and you should change at least once every 90 days thereafter) and an access code, each of which your Operators must use when initiating a transfer through WellsTax. If you initiate transfers of funds through your PC, you must use our WellsTax software.

SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED
THROUGH OUR PC MANAGER® SERVICE

        You must install our PC Manager software on your PC which will allow you to communicate with our systems. You will determine which of your employees will be Operators and have access to PC Manager. In your communication with our systems, the Operator must enter your User ID (which we will provide), your PCID (which we will provide), your PC Manager Administrator ID (which you will select during PC Manager registration) and his/her temporary password (which we will assign for that Operator). You will assign a temporary password to each of your other Operators, and each of your Operators must be required to change his/her password upon his/her first successful log-on to PC Manager and thereafter at least every 90 days. After your first log-on, communications by any of your Operators can only be initiated by inputting your User ID and the Operator's password. You shall communicate to us the name, address and telephone number of your PC Manager Administrator upon whom we may rely with respect to all PC Manager related matters. You must also set the following transfer and operator limits (which will be resident on your PC): daily transfer limits for each Transfer Account, daily transfer limits for each Operator, and Operator limits for each Funds Transfer, and each Funds Transfer must be within each such limit. In addition, PC Manager permits you to separate among Operators the ability to create, verify and send transfer requests, and we strongly recommend that you do so. IF YOU DISREGARD THIS RECOMMENDATION, YOU INCREASE THE RISK THAT THERE WILL BE A LOSS, FOR WHICH YOU WILL BE RESPONSIBLE, RESULTING FROM AN UNAUTHORIZED OR FRAUDULENT FUNDS TRANSFER.

SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED THROUGH
OUR WELLS ELECTRONIC BANKER™ SERVICE

        Prior to the commencement of the Wells Electronic Banker ("WellsEB") Service, you shall communicate to us the name and telephone number of at least one person you choose to be your security administrator ("Security Administrator") upon whom we can rely for all WellsEB related matters. WE STRONGLY RECOMMEND THAT YOU APPOINT A MINIMUM OF TWO

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SECURITY ADMINISTRATORS IN ORDER TO PROVIDE ADEQUATE BACK UP AND ADMINISTRATIVE SUPPORT.

        In order to communicate with our systems, you must install and register our WellsEB software ("WellsEB Software") on your PC. To properly register the WellsEB Software, you will need to follow screen prompts which will require you to enter your Customer ID and Location ID (both of which we provide you); your WellsEB Security Administrator User ID; the name, telephone number, birthplace and mother's maiden name (collectively, the "Personal Data") of your Security Administrator; the serial number located on the back of the token card ("Token Card") we deliver to you; and the Dynamic Password, which is the value the Token Card calculates each time it is turned on. When the appropriate codes and IDs are entered, your system will connect to Wells Fargo and service and account authorization profiles will be automatically downloaded. These profiles will allow us to validate a transaction by determining whether the proposed transaction falls within designated parameters.

        Your Security Administrator will determine which of your employees will be Operators having access to WellsEB. He/she will set up the Operators by assigning an individual Operator ID and a temporary password to each Operator. Each Operator will be required to change his/her password upon his/her first successful log-on to WellsEB and thereafter at least every 60 days. After the Security Administrator has registered the WellsEB Software and has set up the Operators, an Operator can only access the WellsEB Software by inputting his/her individual Operator ID and Operator password.

        Your Security Administrator will assign a Token Card to each Operator authorized to send Funds Transfers. Only Operators authorized to send Funds Transfers and the Security Administrator who registers the EB Software will be assigned Token Cards. Using the WellsEB Software, the Security Administrator will maintain a current inventory of assigned, activated Token Cards, request deletion and cancellation of Token Cards, and report lost and stolen cards immediately to us so the Token Cards can be disabled to protect against loss. You are responsible for the security of the Token Cards. Token Cards will not be revoked until we receive a revocation or deletion instruction from the Security Administrator. Replacement Token Cards will be issued pursuant to the procedure in the User Documentation.

        In order to send a Funds Transfer request, an Operator authorized to send Funds Transfers, when receiving a screen prompt to do so, must reenter his/her Operator password, activate the Token Card and enter, at the appropriate place on the screen, the Dynamic Password generated by the Token Card.

        If a Token Card becomes out of synchronization with the Wells Fargo authentication server, the Security Administrator may utilize the Token reset procedure which requires the Security Administrator to call us at the number we have provided you to request Token reset, identify himself/herself as the Security Administrator and give Personal Data that matches what we have on file for the Security Administrator, and follow the telephonic request by delivery to us of a written request submitted on your letterhead signed by the Security Administrator. Such delivery may be made by facsimile. We will reset the Token upon receipt of the written request described above.

        In the event of an Operator lockout (i.e., an Operator is unable to access the WellsEB Software), the Security Administrator may reset an Operator's password. In the event of a total Security Administrator lockout, you may utilize the SuperUser ID procedure for reset which requires the Security Administrator to call us at the number we have provided to you to request a SuperUser ID, identify him/herself as the Security Administrator, give Personal Data that matches what we have on file for the Security Administrator, and follow the telephonic request with the delivery to us of a written request submitted on your letterhead signed by the Security Administrator. Such delivery may be made by facsimile. Upon receipt of the written request described above, we will issue a SuperUser ID which will allow the Security Administrator to access the WellsEB Software. If necessary, the Security Administrator may then reset individual Operator passwords to provide access to the WellsEB Software.

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        You must also set the following transfer and Operator limits (which will be resident on your PC): daily transfer limits for each Transfer Account, daily transfer limits for each Operator, and Operator limits for each Funds Transfer, and each Funds Transfer must be within each such limit. In addition, WellsEB permits you to separate among Operators the ability to create, verify and send transfer requests, and WE STRONGLY RECOMMEND THAT YOU DO SO TO REDUCE YOUR RISK OF SUFFERING A LOSS RESULTING FROM AN UNAUTHORIZED OR FRAUDULENT FUNDS TRANSFER.

SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED
VIA TELEPHONE

        WELLS FARGO DOES NOT RECOMMEND THESE SECURITY PROCEDURES. WE RECOMMEND THE SECURITY PROCEDURES SET FORTH ABOVE FOR FUNDS TRANSFERS INITIATED THROUGH PC MANAGER. IF YOU DISREGARD OUR RECOMMENDATION AND USE THE SECURITY PROCEDURES BELOW BY INITIATING FUNDS TRANSFERS BY VOICE VIA TELEPHONE, YOU SIGNIFICANTLY INCREASE THE RISK THAT THERE WILL BE A LOSS, FOR WHICH YOU WILL BE RESPONSIBLE, RESULTING FROM AN UNAUTHORIZED OR FRAUDULENT FUNDS TRANSFER.

        In the Set-Up Forms for our Funds Transfer Services, you are required to provide a list of the names and telephone numbers of those persons ("Transfer Authorizers") who are authorized to request Funds Transfers out of or into each Transfer Account. We will attempt to verify each request for a Funds Transfer by (i) checking the name given by the person requesting, and in the case of non-Repetitive Funds Transfers verifying, the Funds Transfer into or out of a Transfer Account to ensure that it is one of the names of Transfer Authorizers you have given us for the relevant Transfer Account, and (ii) in the case of Repetitive Funds Transfers, checking the repetitive request number given by the person requesting the Funds Transfer into or out of a Transfer Account to ensure that it is one of the repetitive request numbers we assigned to the relevant Transfer Account. No non-repetitive Funds Transfer will be made if it is not verified by such name verification procedure. No request for a Repetitive Funds Transfer will be honored unless the person calling in the request provides a valid Transfer Authorizer name and repetitive request number. No callback will be made to attempt to verify any request. In accepting voice-initiated telephonic requests for Funds Transfers out of or into a Transfer Account, we are only required to determine (a) if the name given by the person requesting or verifying a transfer is listed as the name of a Transfer Authorizer for that Transfer Account, but we are under no obligation to confirm any such person's identity, and (b), in the case of Repetitive Funds Transfers, if the repetitive request number given by the person requesting the transfer is the one which we assigned to that Transfer Account.

SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED THROUGH
OUR InfoTouch® SERVICE

        You are required to use (a) your identification code (which we will assign) for the Transfer Account or the family of accounts containing the Transfer Account from which or into which the transfer will be made, (b) the identification number of the Operator requesting the transfer (which you will assign for each of your Operators), (c) the password of the Operator requesting the transfer (which we will initially assign and which must be changed by each Operator the first time it is used and thereafter at least once every 90 days), and (d), for Repetitive Funds Transfers, the repetitive request number for the Repetitive Funds Transfer (which we will assign for each Repetitive Funds Transfer series you request be established). You must also set the following transfer and operator limits (which you will determine and communicate to us): (i) a daily transfer limit for each of your Transfer Accounts, and (ii) for Repetitive Funds Transfers, (A) a limit for each Repetitive Funds Transfer, (B) an Operator limit for each Repetitive Funds Transfer, and (C) a daily Repetitive Funds Transfer

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limit for each operator, and each Funds Transfer must be within each such limit. In addition, we recommend that you use a supplemental security procedure called "Second Operator Release" which allows you to separate between two Operators the ability to create and to release transfer requests. IF YOU DISREGARD THIS RECOMMENDATION, YOU INCREASE THE RISK THAT THERE WILL BE A LOSS, FOR WHICH YOU WILL BE RESPONSIBLE, RESULTING FROM AN UNAUTHORIZED OR FRAUDULENT FUNDS TRANSFER.

SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED BY INCOMING
DRAWDOWN REQUESTS ("DRAWDOWN TRANSFERS")

        Any financial institution, acting as your agent ("Drawdown Agent"), in requesting a funds transfer out of your WDDA, must transmit its request to us ("Drawdown Request") through a Federal Reserve Bank by means of a dedicated communications line using the encryption standards of, and access controls established by, that Federal Reserve Bank. The Set-Up Forms for Funds Transfer Services require that you provide us with a list ("Drawdown List") containing (a) the name and ABA routing number of each Drawdown Agent which you have authorized to request and receive Drawdown Transfers out of each Transfer Account, and (b) the titles and account numbers of your accounts with each Drawdown Agent which are to be credited for Drawdown Transfers out of each Transfer Account. Before making a Drawdown Transfer out of a Transfer Account, we will verify that (i) the account to receive the transfer is listed as an account to receive transfers from that Transfer Account, and (ii) the financial institution requesting the Drawdown Transfer is listed as a Drawdown Agent for that Transfer Account. If the above information cannot be verified, we will not be obligated to honor the Drawdown Request nor make the Drawdown Transfer.

Excluded Services:
/s/ ELON MUSK [Name]
	By:	ELON MUSK
	Title:	CEO

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CASH MANAGEMENT SERVICES DISCLOSURE STATEMENT

July 1, 1997

        Wells Fargo Bank, National Association ("Wells California"), and Wells Fargo Bank (Texas), National Association ("Wells Texas"), provide their Wholesale Demand Deposit Account ("WDDA") customers with a wide range of cash management services (each a "Service" and collectively the "Services"). Each Service is described in a Service Description, Set-Up Forms and a User Guide for that Service (collectively, the "User Documentation"). The Application and Agreement for Cash Management Services which you signed ("Application and Agreement"), this Disclosure Statement and the User Documentation for each Service (collectively the "Service Documentation") together with our current WDDA Disclosure Statement (a copy of which has previously been provided to you), as each may be modified or amended from time to time, contain the terms and conditions governing Wells Fargo's provision of each Service to you and any of your subsidiaries or affiliates receiving that Service and on whose behalf you are acting. (The term "you" as used below and in the other Service Documentation means you and each such subsidiary or affiliate.) The Services will be primarily provided by the Wells Fargo Bank ("Wells Fargo", "we" or "us") whose Application and Agreement you signed. Your use of any Service after receipt of the Service Documentation for that Service will confirm your agreement to the terms, conditions, fees and charges set out in the Service Documentation for that Service and the WDDA Disclosure Statement. The fees and charges for each Service and the terms for their payment are set out in the User Documentation for the Service. We may debit your WDDA for any fees or charges, and for any other amounts, due and owing to us in connection with the Services. Our provision of the Services is subject to applicable Federal Reserve regulations and operating circulars, and NACHA and other funds transfer system and clearinghouse rules. For your convenience, definitions of certain capitalized terms used below and in the other Service Documentation are set out in a Glossary located at the end of this Disclosure Statement.

        CHANGES TO SERVICES; NOTICES.    We reserve the right to change the terms, conditions, fees and charges contained in the Service Documentation for any Service after sending you prior notice of such change in writing or electronically or by printing a message on, or enclosing a message with, your WDDA or Account Analysis Statement. If you do not wish to be bound by any such change, you may discontinue using the affected Service before the change becomes effective. If you continue to use a Service after the change becomes effective, you will be bound by the change. Any written notice relating to a Service will be sent to you at your primary address as shown in our current WDDA records. Written notices or reports to us relating to the Services must be sent to Wells Fargo at P.O. Box 63020, San Francisco, California 94163 (fax/telecopy: 415-896-0728).

        FUNDS TRANSFERS/ACH TRANSFERS.    To make a Funds Transfer on the same Business Day that it is requested, we must receive your request before the deadline we establish. However, we may not accept a request for a Funds Transfer or ACH Transfer or may delay making a requested transfer or ACH Transfer if the transfer would require us to use a financial institution not acceptable to us or cause us to exceed any limitation on our intra-day net funds position established pursuant to Federal Reserve or other regulatory guidelines. If we do not accept a request for a transfer of funds or must delay making a requested transfer, we will attempt to notify you promptly by telephone or, if you are receiving our Information Express®, PC Manager® or Wells Electronic Banker™ Service, by means of an electronic message. We cannot amend or cancel a transfer after we have executed a Funds Transfer request or have received an ACH Transfer request. We may, without prior notice or demand, obtain payment for any transfer by debiting the Transfer Account out of which the transfer was to be made or any of your other accounts with us. We will debit or credit, as appropriate, your Transfer Account for Funds Transfers or ACH Transfers returned to us. We will have no obligation to retransmit a returned transfer. Unless the return is caused by our failure to properly execute a requested funds transfer, we shall have no obligation to credit your Transfer Account with any interest on the amount of any returned transfer we have debited from such Transfer Account. We have the right to reject for any reason any Funds Transfer or ACH Transfer we receive for deposit into any account you have with us. To the extent permitted by law or any payment system rule, credit to your WDDA for an incoming

Funds Transfer or ACH Transfer is provisional until we receive final settlement therefor. In the event final settlement is not received, we may, without prior notice or demand, debit your WDDA for any such amount, and to the extent there are insufficient funds in your WDDA, you agree to refund to us immediately upon demand the residual amount.

        SET-UP FORMS.    The Set-Up Forms for each Service must be signed by one of your authorized officers, agent, or employee, except that the Set-Up Forms for a Transfer Service (and any changes to such Set-Up Forms) must, unless provided otherwise in the Service Documentation for such Service, be signed (a) by one or more persons authorized by your resolutions, or in the case of non-corporate customers by another appropriate procedure, acceptable to us, to designated individuals who may initiate and verify requests for transfers out of and/or into your Transfer Accounts, or (b) by all those persons required under your WDDA documentation to withdraw funds by check or otherwise out of such Transfer Accounts. Instructions attempting to restrict our acceptance of requests for transfers out of or into any Transfer Account may only be made in a writing which is signed by (i) one or more persons authorized by your resolutions, or in the case of non-corporate customers by another appropriate procedure, acceptable to us, to restrict our acceptance of such requests, or (ii) at least one of the persons authorized under your WDDA documentation to withdraw funds by check or otherwise out of such Transfer Account.

        SECURITY PROCEDURES.    You must comply with the Security Procedures applicable to Funds Transfers and ACH Transfers as described in the Application and Agreement and other Service Documentation. The Security Procedures describe what steps each of us must take to attempt to detect unauthorized instructions, requests or entries in connection with transfers of funds. You are bound by any such instruction, request or entry (i) authorized or transmitted by you, or (ii) made in your name and accepted by us in good faith and in compliance with the Security Procedures, even if not properly authorized by you. If we take any action beyond those described in the Security Procedures in an attempt to detect unauthorized instructions, requests or entries or to detect errors in the transmission or content of such instructions, requests or entries, such actions will not become part of the Security Procedures and we will not be liable in any situation for failing to take or correctly perform these additional actions.

        CODES AND PASSWORDS.    You will manage and control access to each Transfer Service using the required passwords, codes and other access procedures. You are responsible for the establishment and maintenance of procedures to assure the confidentiality of the identification codes, passwords, repetitive request numbers and other access procedures (collectively the "Codes") and the Security Procedures. FAILURE TO PROTECT THE CODES OR SECURITY PROCEDURES MAY ALLOW AN UNAUTHORIZED PARTY TO ACCESS THE SERVICES. Except as otherwise specified in the applicable Service Documentation, you are required to develop and put in place internal procedures to limit such risk, including, but not limited to, (a) changing the password of each Operator at least once every 90 calendar days, (b) not permitting Operators to share their identification codes or passwords; (c) deleting the identification codes of Operators who no longer have access to a Service; (d) not keeping, in any form or in any place, any list of passwords; and (e) keeping every identification code and repetitive request number under secure conditions. You agree to comply with any additional access or identification procedures we establish, and, if you have reason to believe that any Code or Security Procedure has or may have become known by an unauthorized person (whether or not employed by you), you will immediately notify us by telephone and confirm to us in writing such oral notification within 24 hours.

        HONORING TRANSACTIONS AND INSTRUCTIONS.    We are under no obligation to honor, either in whole or in part, any transaction or instruction which (a) exceeds your collected and available funds on deposit with us, (b) is not in accordance with any term or condition applicable to the relevant Service, (c) we have reason to believe may not be authorized by you or your customers, (d) involves

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funds subject to a hold, dispute or legal process preventing their withdrawal, (e) would violate any applicable provision of any risk control program of the Federal Reserve or any rule or regulation of any other federal or state regulatory authority, (f) is not in accordance with any other requirement of our policies, procedures or practices, or (g) we have reasonable cause not to honor for our or your protection.

        ACCOUNT RECONCILIATION; ERRORS OR UNAUTHORIZED TRANSACTIONS; NOTICE OF CLAIMS.    Unless you are using a Service which provides for other notification arrangements, you will be notified of debits or credits to your WDDA in connection with your use of a Service through your periodic WDDA account statements (each such notice, whether provided through your WDDA account statement or electronically, by telephone, in writing or otherwise through your use of another service, a "Confirmation"). You agree to regularly and promptly review and verify each Confirmation, and, if you suspect an error, discrepancy or unauthorized transaction, immediately report it by calling your Wells Fargo Cash Management representative, and also submitting a written report detailing the problem as soon as possible, but in any event within 30 days of the earlier of (i) the closing date of the WDDA statement which first reflected the problem, or (ii) the day we first electronically notify you or otherwise make available (other than a WDDA account statement) a Confirmation to you. If you do not so notify us, you will be precluded from asserting subsequent forgeries, alterations or unauthorized transactions by the same person or entity with respect to any of your WDDA's. Without regard to care or lack of care, your failure to discover and report any suspected error, discrepancy or unauthorized transaction in connection with any Service or your WDDA within two months after a Confirmation or other documentation reflecting the problem was made available to you will bar any claim against Wells Fargo with respect to any such error, discrepancy or unauthorized transaction. You Undertake to notify us immediately of any claim against you or us made by a third party, that any act or omission by us in connection with any Service has caused such third party to sustain any damage. You acknowledge that the reconstruction of an event causing you to suffer damages becomes difficult and may be inaccurate more than one year following the occurrence of such event. Accordingly, Wells Fargo and you agree that any claim action or proceeding against the other for damages arising from or in any way related to an act or omission of the other in connection with the Services or the performance of the Services, including any claim based on negligence, must be brought within one year from the date of such act or omission. Each of us will cooperate with the other in any less recovery effort related to the performance of the Service and will assist the other in the defense or prosecution of any claim, action or proceeding brought by or against a third party related to the Service.

        LIMITATION OF LIABILITY.    Wells Fargo will be responsible for providing each Service in accordance with the applicable Service Documentation. We cannot, however, accept responsibility for errors, acts or failures to act of others, including, among other entities, banks, communications carriers, clearing houses, your agents, or Federal Reserve Banks, through which such transfers may be made or through which we may receive or transmit information. None of these entities will be deemed our agent. We, of course, also cannot be responsible for any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond our control. We make no representations or warranties with respect to any Service other than those expressly made in the related Service Documentation. We will not be liable to you, and you will not be liable to us, for any special, consequential, indirect or punitive damages, whether or not (a) any claim for such damages is based on tort or contract or (b) we or you knew or should have known the likelihood of such damages in any circumstances. Except for Funds Transfers and ACH Transfers, each Service is also subject to the limitation of liability, indemnification and other provisions contained in the "General Provisions" of the WDDA Disclosure Statement.

        PROPRIETARY PROPERTY.    Except as may be otherwise provided in the Service Descriptions, all computer programs, systems, reset diskettes and other User Documentation for any Service, and all

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related information, constitute our proprietary property having great commercial value to us. We will remain the sole owner of all User Documentation and you will not acquire any proprietary interest or rights in such programs, systems or other User Documentation as a result of your use of any of the Services. You will not create or permit others to create, by reverse engineering or otherwise, the source code or any part of the source code from the object code of any such program. You may not transfer, copy, alter, modify, reproduce or convey in any manner any computer program, system or other User Documentation or Security Procedure. Your right to any User Guide is expressly limited to the right to use the User Guide as set out in that Guide.

        CONFIDENTIALITY.    All information which comes into Wells Fargo's or your possession concerning the other in connection with any Service will be maintained as confidential and will not be used or divulged to any other person or entity except as may be necessary for the performance of any of the Services or as required by applicable law. Specifically, you will keep the contents of all User Documentation confidential and will not permit your employees or agents to disclose, copy, reproduce, lend, sell, assign, transfer, sublicense or otherwise make available any such Documentation in whole or in part to any person or entity, including, but not limited to, any of your successors or affiliates, other than those of your employees who have a need to use the User Documentation. You agree to notify us immediately if you know or suspect that there has been unauthorized disclosure, possession or use of any computer program or other User Documentation for any Service, and if you are responsible for such unauthorized disclosure, possession or use, you shall, at your expense, promptly (i) take all reasonable actions, including, but not limited to, court proceedings, to recover possession of, or to prevent further unauthorized disclosure or use of, any such computer program or other User Documentation, and (ii) obtain redress for any injury caused to us thereby.

        RECORDS.    Neither the Service Description nor our performance of any Service will relieve you of any obligation imposed by law or contract regarding the maintenance of records or from employing adequate audit, accounting and review practices customarily followed by businesses similar to yours. You will retain and provide to us, upon request, all information necessary to remake or reconstruct any deposit, transmission, file, entry or other order affecting your WDDA until 15 calendar days after we receive such deposit, transmission, file, entry or other order.

        SUPPORT SERVICES.    Certain support services may be provided by Wells California to Wells Texas in connection with the provision of the Services by Wells Texas to its customers. Each Wells Texas customer authorizes Wells California to initiate such instructions, and to make such debits and credits, to its WDDA as are necessary or appropriate to effect or perform any such Service.

        THIRD PARTY NETWORKS.    Our provision of certain Services is dependent upon our ability to provide access to third party networks or systems. We will determine the funds transfer, communications or other such system to be used in performing the Services. In the event that any network or system is unavailable, or if we determine in our discretion that we are unable to continue to provide access to such network or system, we may discontinue the affected Service or provide an alternate service.

        INCONSISTENCY OF NAME AND ACCOUNT NUMBER.    If you request a funds transfer or issue a payment order, we and subsequent parties to the transaction may rely on the identifying number you provide for the beneficiary's account or for the beneficiary's bank, or any intermediary bank, even though such number identifies an account or a bank different from the account or bank you identified by name, the name and number do not agree, or we or subsequent parties knew or had reason to know of the inconsistency. In addition, your obligation to pay us the amount of the funds transfer or payment order is not excused in such circumstances.

        COURIERS.    You may utilize a courier to deliver or receive banking transactions and in so doing you agree at all times and in all respects that, while for your administrative convenience courier charges

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may be billed to Wells Fargo, (a) the courier is your agent and not ours, and you and not we are responsible for any services performed or promised and not performed by the courier, and (b) you assume all risk of loss prior to our acceptance of such transactions from the courier and subsequent to the courier's acceptance of transactions from us. Although we may undertake reasonable efforts to facilitate any loss recovery, you acknowledge that you (and not Wells Fargo) will be responsible for all loss recovery procedures and processes relating to such losses.

        AUTHORITY TO COMBINE FUNDS.    You acknowledge and assure us that any and all transfers and commingling of funds required or permitted by any Service, and all other aspects of your and our performance of the Services, have been duly authorized by all necessary parties, including, without limitation, the accountholder of each account, and that you have obtained, and shall maintain in your regular business records and make available to Wells Fargo upon reasonable demand for a period of six years after the termination of any Service, adequate documentary evidence of such authorization from the accountholder of each account, executed by the duly authorized officer(s) of each such accountholder in accordance with that accountholder's organizational requirements. You further acknowledge and assure us that each transfer or commingling of funds required or permitted by any Service is not in violation of any of your or your subsidiaries' or affiliates' internal requirements, nor in violation of any applicable federal, state or local statute, ordinance, regulation or rule of law, or of any decree, judgment or order of any judicial or administrative authority.

        TERMINATION.    We or you may terminate any Service (and any license, sublicense or other agreement [collectively the "Licenses"], relating to any Service) without cause upon written notice of at least 10 calendar days to the other party, unless the User Documentation for a Service provides otherwise. However, if you are in violation of any of the terms or conditions set out in the Service Documentation for a Service, we may immediately terminate that Service or all the Services (and any Licenses relating to the Services) upon written or electronic notice to you. We may also terminate any Service (and any License relating to any Service) if you stop using the computer program provided as part of the User Documentation for that Service. The termination of any Service or the termination of all the Services will not affect your or our rights with respect to transactions which occurred before such termination. Upon any such termination, you will immediately deliver to us all reset diskettes (used or unused), copies of all computer programs and other User Documentation in your possession, custody or control, and, if we request, you will certify in writing to us that all such materials and documents have been delivered to us.

        GOVERNING LAW.    The Service Documentation for each Service will be governed by and be interpreted in accordance with substantive federal law and regulations, and, to the extent such laws and regulations are not applicable, the substantive law of the state ("Headquarters State") where the Wells Fargo Bank which is providing such Service has its headquarters (collectively, the "Governing Law"). Any Service Documentation or Service which is inconsistent with applicable laws, regulations or rules will be deemed modified and applied in a manner consistent therewith. Any Service Documentation deemed unenforceable or invalid shall not affect the enforceability or validity of the remaining Service Documentation.

        CONFLICTS/WAIVERS.    In the event of any conflict among the Service Documentation for a Service, the following will govern in accordance with the order of listing: (i) the Service Description, (ii) the Set-Up Forms, (iii) the Disclosure Statement, (iv) the Application and Agreement, and (v) the User Guide. Our or your waiver of any term or provision of any Service Documentation shall not be construed as a waiver of such term or provision at any other time, or as a waiver of any other term or provision.

        ASSIGNMENT/THIRD PARTIES.    We may assign our rights or obligations with respect to any Service and the related Service Documentation to Wells Fargo & Company or any person or entity owned or controlled by Wells Fargo & Company. We may not otherwise assign or transfer our, and you

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may not assign or transfer your, rights or obligations with respect to any Services or the related Service Documentation without the other's prior written consent, which consent will not be unreasonably withheld. No person or entity shall be deemed to be a third party beneficiary under any Service Documentation.

        TELEPHONE RECORDING.    The decision to record any telephone conversation shall be solely within out discretion, and we shall have no liability for doing so or failing to do so. You acknowledge and assure us, on your behalf and on behalf of your employees and agents, that we may monitor and record telephone conversations at any time without further notice to the parties to such telephone conversations.

        USURY.    It is never the intention of Wells Fargo to violate any applicable usury, interest rate or other laws. Wells Fargo does not agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, "charge or collect") any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Wells Fargo to charge or collect more than the maximum Wells Fargo would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in any Service Documentation, be applied first to reduce the amount owed, if any, and any excess amounts will be refunded.

        ARBITRATION.    Upon the demand of either party, any "Dispute" shall be resolved by binding arbitration (except as set forth below in "Judicial Review of Arbitration Awards") in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Services, or any past, present or future activities, transactions or obligations of any kind related directly or indirectly to any Service, including, without limitation, any of the foregoing arising in connection with the exercise of any self-help or any ancillary or other remedies or actions taken relating to any Service. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

        RULES GOVERNING ARBITRATION.    Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in this Disclosure Statement. The arbitration shall be conducted at a location in the Headquarters State selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party which is a bank of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

        ARBITRATION: PROVISIONAL REMEDIES.    No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, or to obtain provisional or ancillary remedies, including, without limitation, injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

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        ARBITRATOR QUALIFICATIONS AND POWERS, AWARDS.    Arbitrators must be active members of the Bar in the Headquarters State with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the Governing Law, (ii) may grant any remedy or relief that a federal or state court of the Headquarters State could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Rules of Civil Procedure of the Headquarters State or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations.

        JUDICIAL REVIEW OF ARBITRATION AWARDS.    Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the Governing Law, (iii) the parties shall have, in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award, the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the Governing Law. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the Governing Law.

        ARBITRATION, OTHER MATTERS.    To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Service or the subject matter of the Dispute shall control. This arbitration provision shall survive the termination or amendment of the Service Documentation for a Service or the termination of that Service, any agreement relating thereto or any relationship between the parties.

        NO ORAL AGREEMENTS.    THE SERVICE DOCUMENTATION FOR EACH SERVICE TOGETHER WITH THE WDDA DISCLOSURE STATEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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GLOSSARY

        "ACH" means automated clearing house.

        "ACH Transfer" means any transfer of funds made or processed by, or for which instructions are transmitted through, an automated clearing house.

        "Application and Agreement" means the Application and Agreement for Cash Management Services, signed by you, as modified or amended from time to time.

        "Business Day" means any day, other than a Saturday, Sunday or holiday, which Wells Fargo is open for the conduct and operation of its wholesale services business.

        "Codes" means the identification codes, passwords, repetitive request numbers and other access procedures which allow you to access a Transfer Service.

        "Controlled Disbursement Account" means your demand deposit account with another financial institution maintained in connection with our Controlled Disbursement Service.

        "Controlled Funding Account" means your WDDA which funds your Controlled Disbursement Account under our Controlled Disbursement Service.

        "Disclosure Statement" means this Cash Management Services Disclosure Statement, dated July 1, 1997, as modified or amended from time to time.

        "Excluded Service" means any Service not governed by the Service Documentation for that Service as listed on the signature page of the Application and Agreement.

        "Funds Transfer" means a transfer of funds (other than an ACH Transfer) which you directly (or through an agent or funds transfer system) and unconditionally (except for time of payment) instruct us to make, or cause another financial institution to make, out of or into one of your Transfer Accounts for the purpose of making a payment of a specified (or determinable) amount of money.

        "Governing Law" means the substantive federal law and regulations, and, to the extent such laws and regulations are not applicable, the substantive law of the Headquarters State.

        "Headquarters State" means that state in which the Wells Fargo Bank whose Application and Agreement you signed has its headquarters offices.

        "NACHA Rules" means the Operating Rules of the National Automated Clearing House, as in effect from time to time.

        "Operator" means, for any Transfer Service, each of your employees whom you have designated as operators or users of, or as having access to, that Service.

        "Repetitive Funds Transfers" means a series of Funds Transfers, each initiated separately, to be made from time to time between the same two accounts (one of which is a Transfer Account).

        "Security Procedures" means, for any Transfer Service, the designated Security Procedures described in the Application and Agreement and other Service Documentation for that Service.

        "Service" means any cash management service offered by Wells Fargo.

        "Service Description" means, for any Service, the description of that Service and certain of the terms governing its use, as modified or amended from time to time, which Wells Fargo provides with respect to that Service.

        "Service Documentation" means, for any Service, the Application and Agreement, the Disclosure Statement and the User Documentation for that Service.

        "Set-Up Forms" means, for any Service, those forms, documents, authorizations, agreements, data or information, as modified or amended from time to time, which Wells Fargo requires be completed or provided for that Service.

        "Transfer Account" means, for any Service involving Funds Transfers or ACH Transfers, any WDDA you have designated out of or into which Fund Transfers or ACH Transfers are to be made.

        "Transfer Service" means any Service providing by its terms for Funds Transfers or ACH Transfers.

        "User Documentation" means, for any Service, the Service Description, User Guide and Set-Up Forms for that Service.

        "User Guide" means, for any Service, any guides, manuals, price schedules, specifications, materials, computer programs, computer program licenses, reset diskettes, documents, instructions, forms and notices, as modified or amended from time to time, which Wells Fargo provides in connection with that Service.

        "WDDA Disclosure Statement" means the WDDA Disclosure Statement last provided to you by Wells Fargo with respect to your WDDA, as modified or amended from time to time.

        "Wells California" means Wells Fargo Bank, National Association.

        "Wells Fargo" or "we" or "us" means, unless otherwise specified, that Wells Fargo Bank whose Application and Agreement you signed.

        "Wells Texas" means Wells Fargo Bank (Texas), National Association.

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WHOLESALE DEMAND DEPOSIT ACCOUNT

DISCLOSURE STATEMENT

Dated July 29,1996

        This Disclosure Statement contains the terms and conditions of your Wholesale Demand Deposit Account ("WDDA") at Wells Fargo Bank. This Disclosure Statement replaces any prior Wells Fargo Bank Disclosure Statement you received with respect to your WDDA, and, for conversion customers, replaces First Interstate Bank's "Rules Governing Deposit Accounts" and another agreement you may have had with First Interstate Bank with respect to the matters discussed below. All fees and other charges for your WDDA and the services referenced below are detailed in a separate price schedule which has been provided to you; if you are a conversion customer, your relationship manager will provide a price schedule to you upon conversion which schedule replaces First Interstate Bank's "Schedule of Business Account Fees and Rates". This Disclosure Statement also contains the terms and conditions of Wells Fargo's most popular cash management services: Account Reconcilement, CheXstor, our check safekeeping services, and Dollar Authorized Payment. Your use of your WDDA after you receive this Disclosure Statement will indicate your agreement to all terms, conditions, fees and charges set forth below or in the most recent price schedule provided to you.

        Wells Fargo's WDDA is designed specifically to meet the unique requirements of sophisticated business checking customers. The service combines efficient paper and electronic transaction processing with fast, detailed account reporting. WDDA customers typically utilize many of Wells Fargo's cash management services and have multiple WDDAs to segregate business functions or locations, producing high WDDA activity and dollar volumes each month.

        Wells Fargo reserves the right to change the terms and conditions described in this Disclosure Statement and the fees and charges contained in any price schedule. Except in the case of changes in FDIC charges, we will send you prior notice of any such change or notify you by printing or enclosing a message on/with your WDDA statement. WDDA statements and notices relating to your WDDA will be sent to you at your primary address currently shown on our records. If you do not wish to be bound by any change, you may discontinue using the service affected by the change or close your WDDA before the effective date of the change. If you continue to use your WDDA, or, if the change only affects a specific service, you use that service, after the change becomes effective, you agree to be bound by the change.

        Any term or condition contained in this Disclosure Statement which is inconsistent with applicable law or regulation will be deemed modified and applied in a manner consistent with such law or regulation. Any term or condition deemed unenforceable or invalid shall not affect the enforceability or validity of the remaining provisions of this Disclosure Statement.

        Wells Fargo will rely on the information you provided us when your WDDA (or, if you are a conversion customer, your converted First Interstate account) was opened, until we receive appropriate written notice of any change. In the case of a corporation, this notice must be signed by the person(s) who opened the WDDA, unless the change affects the corporate titles, or number, of the Authorized Signer(s) on your WDDA, in which case the notice must be in the form of a resolution, certified by the Corporation's Secretary or Assistant Secretary. In the case of a partnership or limited liability company, this notice must be signed by all general partners or managers, respectively, or by the person(s) who opened the WDDA. If a dispute arises over control of or access to your WDDA, we reserve the right to prevent any further withdrawals and may restrict or deny access to the WDDA and return checks unpaid until the dispute is resolved to our satisfaction or we may continue to pay checks and honor withdrawal requests and other payment orders when the instructions to do so are given to us by those who opened your WDDA.

CASH MANAGEMENT SERVICES

        We have included below a brief description of only a few of the broad variety of cash management services available to WDDA customers. Capitalized terms not otherwise defined in the text are defined on page 10 of this Disclosure Statement.

        CheXstor—When you select Wells Fargo's CheXstor for check safekeeping:

  •
  Wells Fargo will maintain microfilm records of all checks paid against your WDDA for a period of 7 years or longer if required by applicable law ("Record Period").

  •
  Canceled checks are shredded and recycled as part of Wells Fargo's commitment to improve the environment.

  •
  Wells Fargo will provide a photocopy of any check posted against your WDDA which you request during the Record Period. You may request a photocopy electronically via your personal computer and PC Manager® or Wells Electronic Banker™ or you may also telephone Cash Management Client Services on InfoTouch® at 1(800)-AT-WELLS (1-800-289-3557) to request a copy.

    If we fail to provide you with a copy of a check you request during the Record Period, we will reimburse you for (and our liability will be limited to) any direct loss you incur as a result of the check's unavailability (not to exceed the amount of the check). We will require that you substantiate any claimed loss.

        Account Reconcilement—Wells Fargo's Account Reconcilement automates account balancing procedures and gives you a wide range of reports. Along with detailed statements, you may receive optional reports which highlight specific categories of information, including exception transactions. Partial, Full, PC Recon and Deposit Reconcilement services are available from Wells Fargo. In addition to its other advantages, Account Reconcilement will help prevent the fraudulent use of your checks and your WDDA.

        Positive Pay—Wells Fargo offers Positive Pay in conjunction with Account Reconcilement. You provide Wells Fargo with detailed check information on or before each Business Day that you issue checks. This information is electronically matched to checks presented against your WDDA and is provided to our branches to help make decisions on cashing checks presented to tellers. You may instruct us to either automatically return all checks that do not match this information or by using PC Manager, Wells Electronic Banker or Information Express®, you may instruct us to return unmatched checks on an individual basis. Positive Pay and Account Reconcilement are also available as additional features with Wells Fargo's Controlled Disbursement Service.

        Dollar Authorized Payment—Our Dollar Authorized Payment Service permits you to establish a dollar authorized payment limit for checks drawn on your WDDA. This limit should be chosen according to your business needs; however, we strongly discourage limits in excess of $100,000. If you require a limit in excess of $100,000, you should use our Positive Pay Service in order to minimize the risk of a large loss from the fraudulent or unauthorized use of your WDDA. Any check drawn against your WDDA in an amount above this dollar limit is automatically (without requiring your specific approval) returned unpaid (marked "Refer to Maker") when presented for payment.

        Information Express, PC Manager and Wells Electronic Banker—As an Information Express, PC Manager or Wells Electronic Banker customer, you will be provided with detailed account information on a timely basis via your personal computer, allowing you to actively manage daily activity in your WDDA.

VERIFICATION OF CHECKS

        How Checks are Processed at Wells Fargo—Checks are processed for payment at Wells Fargo (as at most large banks) by automated means, and most checks are not individually examined. Expeditious processing of your checks and diligent compliance with expedited funds availability laws and regulations mandate automated check processing. Although we do examine certain checks under check processing procedures which change from time to time, reasonable banking standards permit automated check processing without individual check verification. WELLS FARGO'S CHECK PROCESSING PROCEDURES MAY NOT INCLUDE THE VERIFICATION OF THE SIGNATURES ON YOUR CHECKS AGAINST THOSE OF THE AUTHORIZED SIGNERS, NOR DO OUR PROCEDURES NECESSARILY COMPARE THE NUMBER OF SIGNATURES ON A CHECK AGAINST YOUR REQUIREMENTS.

        As the banking industry strives to process and clear checks with greater speed and cost efficiency and chronological advances permit forgers the advantage of quality reproductions, the opportunity for check fraud and related crimes greatly increases. The benefits you gain from faster and more efficient check processing require that you take a more active role and exercise greater diligence in monitoring your WDDA.

        WDDA Policy on Checks Over $100,000 ("Large Check Policy")—Wells Fargo offers its WDDA customers products which greatly reduce the risk of check fraud—particularly our Positive Pay and Dollar Authorized Payment Services. Positive Pay permits us to electronically match checks presented to us against check information you provide to us. Our Dollar Authorized Payment Service permits you to set a maximum dollar limit on checks drawn on your WDDA.

        It is Wells Fargo's Large Check Policy that WDDA customers should either (i) use our Positive Pay service, or (ii) use our Dollar Authorized Payment service with a maximum dollar limit of $100,000 or less. Any WDDA customer who does not comply with our Large Check Policy assumes all risk of loss for any check in excess of $100,000 and acknowledges that Wells Fargo will not be responsible for any loss, whether caused by fraud, forgery or otherwise, arising out of the payment of any such check.

        Restrictive Endorsements or Notations—If a check or other item is presented to us for payment bearing a restrictive endorsement or notation, such as "not valid after 60 days" or "paid in full" or "not valid over $100", we may ignore the notation or restriction and pay the item and we shall incur no liability for not acting upon or not notifying you of the restriction or endorsement.

SUSPECTED FORGERIES OR ALTERATIONS

        Responsibility for Losses—Wells Fargo will be responsible (except as otherwise provided in this Disclosure Statement, or, in the case of Positive Pay customers, in the agreement for that service), for any wrongful or illegal use of checks drawn on your WDDA only if Wells Fargo's failure to properly perform its check processing procedures (as described in the preceding "Verification of Checks" section) directly caused the loss, in which case our liability is limited to your direct damages up to the amount of the check. YOU ARE RESPONSIBLE FOR ALL OTHER LOSSES ARISING FROM CHECK FORGERY, CHECK ALTERATION OR OTHER UNAUTHORIZED USE OF YOUR ACCOUNT.

        Your role is crucial in the prevention of any wrongful use of your checks or WDDA. You must examine and reconcile your WDDA statement promptly upon receipt. If you suspect a check forgery or alteration or other unauthorized use of your WDDA, you must report it to our Cash Management Client Services by calling 1(800)-AT-WELLS (1-800-289-3557) and submit a written report to Wells Fargo as soon as possible, but in any event, within 30 days of the closing date of the WDDA statement that reflected the first forgery, alteration or unauthorized transaction(s). IF YOU FAIL TO COMPLY WITH THE FOREGOING, WELLS FARGO WILL NOT BE RESPONSIBLE FOR SUBSEQUENT

FORGERIES, ALTERATIONS OR UNAUTHORIZED USE BY THE SAME PERSON OR ORGANIZATION. Without regard to care or lack of care, by either you or Wells Fargo, your failure to discover and report any suspected forged, altered or unauthorized check or other item drawn on, withdrawal request from, ACH debit to, or other unauthorized use of, your WDDA within two months after the check or items, or any report or WDDA statement containing or reflecting the check, item, debit, withdrawal or unauthorized use, is made available to you, will bar any claim against Wells Fargo with respect to any such forgery, alteration, debit, withdrawal or other unauthorized use.

        Lost or Stolen Checks—You are in the best position to prevent the wrongful or illegal use of your WDDA. If your checks are lost or stolen, you must notify Cash Management Client Services at 1(800)-AT-WELLS (1-800-289-3557) immediately; your failure to do so will hamper our ability to prevent loss and will, therefore, relieve us of any liability regarding the checks, Upon such notification, we may at our discretion, close your WDDA and open a new one. All checks will then be returned as "Account Closed" unless you specifically request that a particular check be paid. (To make such an exception, you must provide us in a timely manner with the check number, dollar amount and the name of the payee.) If third parties make regular deposits to or withdrawals from your WDDA (such as wires or ACH transfers), you must notify those parties of your new WDDA number immediately.

        Internal Controls—Preventing the fraudulent or unauthorized use of your WDDA is your responsibility. You should ensure the integrity of your internal procedures with respect to your checks and your WDDA. Wells Fargo recommends that you consider the following internal controls:

1)
Designate different personnel to perform separately the functions of check issuance and reconcilement;

2)
Keep your check stock in a secure, locked area with checks under dual control and access to the area limited to authorized personnel;

3)
Pay particular attention to checks cashed out of sequence and checks payable to individuals or to "cash";

4)
Have check stock reorders handled by authorized persons only and audit the check stock periodically;

5)
Visually review all checks before issuance;

6)
Review your transaction activity for unexpected fluctuations; and

7)
Keep any facsimile signature plates (the use of facsimile signature plates when issuing checks increases your risk of fraud) in a secure controlled access area with dual control over access to signature plates.

OTHER INFORMATION ABOUT YOUR WDDA

        When Deposits Are Credited To Your WDDA—All over-the-counter deposits or ATM deposits to your WDDA which are received before the cutoff time posted in that branch on any Business Day will be credited (and will be considered deposited) to your WDDA as of the close of business that day, and will be reflected in that day's Ledger Balance. All other deposits (such as cash letter or lockbox) will be processed in accordance with separate agreements or banking practice. All deposits received after the posted cutoff time on a Business Day or at any time on a day which is not a Business Day will be credited (and will be considered deposited) to your WDDA at the end of the next Business Day. Deposits placed in one of our "night depositories" before 7:00 a.m. on any Business Day will be credited to your WDDA at the close of business on that same day; all other deposits placed in the "night depository" will be credited to your WDDA at the end of the next Business Day. All deposits are accepted subject to verification. We reserve the right to make adjustments to your WDDA for computation or other errors. If you deposit cash, we will count it and verify it in your presence or in accordance with our existing procedures. If our count differs from yours, our count will be considered to be the correct one. If you make a deposit at a night depository or ATM, and our count differs from the amount keyed or shown on your records, our count will be considered the correct one, regardless of any support tape or listing or other record you may provide.

        Withdrawal of Deposited Funds—Wells Fargo's general policy applicable to WDDA customers is to make funds from checks deposited into your WDDA available to you as "collected funds" in accordance with the collected funds schedule provided to you by your relationship manager (this schedule may be changed at anytime by Wells Fargo without prior notice). Electronic direct deposits and cash deposits will be available at the time of final settlement.

        However, if Wells Fargo believes that a check you deposit may not be paid, the funds from the deposited check may not be available to you until up to five Business Days after the time set forth in the collected funds schedule for your WDDA. Wells Fargo will notify you of any delay in availability no later than the next Business Day after the day the circumstances become known to us. In addition, if a disaster or emergency occurs, funds may not be available to you for an additional period of time until we are able to resume business. We will notify you as soon as possible of any such delay.

        When Checks or Items Are Debited To Your WDDA—Your WDDA will be debited on the day a check or other item drawn on your WDDA is presented to Wells Fargo or at an earlier time if we receive an electronic or other notice that a check drawn on your WDDA has been deposited for collection in another financial institution. A determination of your account balance for purposes of making a decision to dishonor a check or item for insufficiency of funds may be made at any time between the presentment of the check or item (or earlier upon receipt of any such notice) and the time of return of the check or item, and no more than one such determination need be made.

        Checks or Items Returned Unpaid—A check or item you deposit or cash may be returned to us unpaid for any reason. Wells Fargo is under no obligation to question, inquire into or otherwise contest the basis for any returned item or check. Prior to such return, we may receive a written or electronic notice that the check or item is being returned. We may choose, without notifying you, to present the check a second time for payment. In any case, upon receipt of a notice of nonpayment or upon return of a check or item (either the first return or, if applicable, the second return), we may debit your WDDA for the amount of the check or item returned (as of the date that it was credited to your WDDA), and, upon receipt of the returned check (after the first return or, if presented a second time, after the second return), we will promptly send it to you; however, we shall not be obligated to notify you of our receipt of any notice of nonpayment with respect to the returned check or of the initial physical return of the check or item if we chose to present it a second time. If a check is returned and there are insufficient funds in your WDDA or your WDDA is closed, you agree to promptly pay Wells Fargo the amount of the check (or in the case of insufficient funds, the amount due Wells Fargo).

        Overdrafts, Returned Checks and Insufficient Funds—When Wells Fargo receives a check, withdrawal notice, electronic funds transfer or other item drawn on your WDDA, and there are insufficient collected funds in your WDDA, we may, at our discretion and without prior notice to you, either pay it (thus creating an overdraft in your WDDA), or return it to the party from which it was received. We are under no obligation to allow such payments or withdrawals to be made from your WDDA even on an intraday basis and without regard to whether we may have allowed such activity on one or more previous occasions. You must repay any overdraft in your WDDA immediately. If there is more than one Authorized Signer on your Account, you as owner of the Account, or, when there is more than one owner of the Account, each owner, jointly and severally, is liable to Wells Fargo for any overdraft whether or not you or any such owner (i) signed the item that created the overdraft, or (ii) benefited from the proceeds of the item created by the overdraft. ANY PROVISION OF STATE LAW TO THE CONTRARY IS HEREBY WAIVED BY YOU AND EACH SUCH OWNER.

        Wire and ACH Transactions—We may receive funds by wire transfer for credit to your WDDA or, as a member of the National Automated Clearing House Association ("NACHA"), we may be asked to process Automated Clearing House ("ACH") debits or credits to your WDDA. In either case, the following will apply:

  •
  In accordance with NACHA rules, Wells Fargo may process ACH debits to your WDDA at the request of any member of NACHA. Wells Fargo will process ACH debits to your WDDA without any authorization by you to Wells Fargo (nor any prior notice to you from Wells Fargo) on the assumption, as prescribed by NACHA rules, that you have authorized the other NACHA member to initiate such ACH debits to your WDDA. If you do not wish Wells Fargo to process ACH debits to your WDDA, you must write to your relationship manager requesting that Wells Fargo block the processing of all ACH debits to your WDDA. If at a later time you wish to alter this arrangement, simply let us know in writing.

  •
  Any ACH credit to your WDDA will be provisional until Wells Fargo has received final settlement in accordance with NACHA rules or otherwise has received payment as provided by applicable law. If such settlement or payment is not received, Wells Fargo shall be entitled to debit your WDDA for the amount of the settlement or payment (as of the date it was credited to your WDDA). If at that time there are insufficient funds in your WDDA or your WDDA is closed, you agree to promptly pay Wells Fargo the amount of the credit (or in the case of insufficient funds, the remaining amount due Wells Fargo).

  •
  You will receive notice of credits and debits to your WDDA through your WDDA statement which you will receive at regular intervals, but we will not provide any separate notice of wire, ACH or other funds transfers into or out of your WDDA. If you desire faster notice, you may obtain it by using our Information Express, Wells Electronic Banker or PC Manager service. You must immediately inform us of any credits or debits which are incorrect or not authorized by you.

        Stop Payments—We may pay a check against your WDDA whenever it is presented and without regard to its date. If you do not want us to pay a check, you must place a stop payment order which is valid for the period specified when you opened your WDDA or when your account was converted to a WDDA and must be received within sufficient time for us to act. You may renew a stop payment order via PC Manager, Wells Electronic Banker or InfoTouch or telephone to Cash Management Client Services. A stop payment order will be ineffective with respect to (a) a check deposited to an account at any Wells Fargo Bank if it cannot be charged back without creating an overdraft in that account, and (b) a check that was cashed by another Wells Fargo Bank. You may request a stop payment of a check by using PC Manager or Wells Electronic Banker or you may also telephone our Cash Management Client Services, on InfoTouch at 1 (800)-AT-WELLS (1-800-289-3557), Monday through Friday, 7:00 am to 6:00 p.m., Pacific Time. You authorize us to accept telephone stop payment orders from any person who we in good faith believe is acting on your behalf. In Texas, you must confirm an oral stop payment order in writing.

        Payment Over Stop Order or Dollar Authorized Payment Limit—If Wells Fargo inadvertently pays a check when a stop payment order should have been effective or the check is in excess of your Dollar Authorized Payment limit, we will be liable only for any direct loss you incur (not to exceed the amount of the check, or in the case of our payment of a check in excess of your Dollar Authorized Payment limit, not to exceed the amount by which such check exceeds your limit) as a result of our failure to stop payment so long as you are able to establish that you do not owe the money to the party who received it and you are able to substantiate any claimed loss (in which case you agree to assign us your rights, and cooperate with Wells Fargo in pursuing its claims, against the payee or other holder of the check).

        Earnings Allowance—The average monthly Investible Balance in your WDDA may earn an "Earnings Allowance" which, depending on your WDDA arrangements, may be applied against that month's service charges for your WDDA. An Earnings Allowance in excess of the total monthly service charges cannot be credited to your WDDA as interest and cannot be carried forward to the following month.

        Earnings Allowances are calculated on a 365-day year basis using an "Earnings Credit Rate", which is a variable rate (which may be as low as zero percent) established by Wells Fargo. This rate is determined monthly and is applied to your average Investible Balance for that month using the following formula: Earnings Credit Rate multiplied by the number of days in the month divided by 365 days multiplied by the average Investible Balance for that month. As the factors used in the formula change, the Earnings Allowance earned on a given average monthly Investible Balance will vary. Please call your relationship manager with questions on your current Earnings Credit Rate.

        Finance Charges—You may either be directly debited or invoiced for fees and charges incurred in connection with your WDDA. Wells Fargo may assess finance charges on any invoiced amounts that are not paid within 45 days of the date of invoice. If the invoice is paid within 45 days, then% no finance charge will be assessed. If the invoice is not paid within 90 days of the date of the invoice, Wells Fargo may debit your WDDA for the amount outstanding.

        Finance charges are assessed at a rate of 1.5% per month (18% per annum). Charges for accrued and unpaid interest and previously assessed finance charges will not be included when calculating finance charges. Payments and other reductions of amounts owed will be applied first to that portion of outstanding fees attributable to charges for accrued and unpaid interest and previously assessed finance charges, then to other charges.

        Should you wish to question any service charge, please call your relationship manager. Service charges will be automatically debited from your WDDA (which occurs approximately five business days after you receive your account analysis statement). This minimizes the possibility of finance charges and also eliminates the need to process the invoice through your accounts payable area.

        FDIC Insurance—Funds on deposit in your WDDA are insured up to $100,000 by the Federal Deposit Insurance Corporation (FDIC), an agency of the United States Government.

        Lost Items—When you cash or deposit a check or other item at Wells Fargo, we act as your collecting agent to collect the item. You have the risk of loss, including reconstruction costs, for items lost while in the process of collection. If an item deposited in your WDDA is lost in transit, we may reverse the credit given for that item. If an item you cash at Wells Fargo is lost in transit, we may recover the funds given to you from any of your Wells Fargo accounts or directly from you.

        Inactive WDDAs—When your WDDA has had no withdrawal or deposit activity, and we have had no contact from you regarding your WDDA for one year, the WDDA will be considered inactive and we nay cease sending your WDDA statements. Service charges and other terms applicable to active WDDAs, including all changes to these terms, will apply to your WDDA while it is inactive. If your WDDA has any deposit or withdrawal activity or you contact us about the WDDA, it will be reinstated as an active WDDA.

        Abandoned WDDAs—If your WDDA remains inactive for the period required for escheat under applicable state law, it will be deemed abandoned and any funds in the WDDA must be transferred to the appropriate state.

        Usury Savings Clause—It is never the intention of Wells Fargo to violate any applicable usury or interest rate laws. Wells Fargo does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee, penalty or other charge, which would in any way or event (including demand, prepayment or acceleration) cause Wells Fargo to charge or collect more than the maximum Wells Fargo would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary, be applied first to reduce the true indebtedness, if any, and any excess amounts will be refunded.

        Legal Process—If we are served with restraining orders, writs of attachment or execution, subpoenas, tax levies or other legal process related to your WDDA, Wells Fargo must comply. We will try to notify you when we receive such an item, unless we are prohibited by law from doing so.

        When You Contact Wells Fargo By Telephone—To ensure that your inquiries are handled promptly, courteously, and accurately, telephone calls between you and Wells Fargo may be recorded or monitored by supervisory personnel.

        Credit Reports—You authorize Wells Fargo to obtain credit reports and make whatever other inquiries Wells Fargo deems appropriate concerning you or any individual whose Authorized Signature you have provided to us.

        Disclosure of WDDA Information—Wells Fargo may disclose information about your WDDA to its affiliates, to credit reporting agencies and to other persons or agencies who, in Wells Fargo's judgment, have a legitimate purpose for obtaining such information, such as to verify the existence and balance of your WDDA to a third party, to comply with government agencies or court orders, to comply with requests from bank regulatory agencies, to expedite or complete a transfer of funds to a third party, or in response to requests by Wells Fargo's outside auditors, consultants, attorneys or other agents. Wells Fargo is also authorized to provide WDDA information to individuals identifying themselves as your agents or employees.

        Governing Law—This, Disclosure Statement shall be governed by and interpreted in accordance with federal laws and regulations, and to the extent federal laws and regulations are not applicable, the law of the state where the Wells Fargo Bank at which you maintain your WDDA has its headquarters. In addition to this Disclosure Statement, all transactions relating to your WDDA are subject to federal reserve regulations and operating circulars, clearing house and fund transfer system rules, Wells Fargo's clearing arrangements with other financial institutions and Wells Fargo's policies and procedures.

        Disputes—IF ANY DISPUTE ARISES WITH RESPECT TO YOUR WDDA, WELLS FARGO WANTS TO RESOLVE THE DISPUTE FAIRLY AND QUICKLY. IN THE UNLIKELY EVENT OF LITIGATION, WELLS FARGO AND YOU EACH AGREE TO WAIVE THE RIGHT TO A JURY TRIAL.

        ARBITRATION—WITH RESPECT TO FIRST INTERSTATE BANK CUSTOMERS WHOSE ACCOUNTS ARE BEING CONVERTED TO THE WDDA SYSTEM, THE ARBITRATION PROVISIONS OF YOUR EXISTING CONTRACTUAL ARRANGEMENTS WITH FIRST INTERSTATE WILL CONTINUE TO APPLY.

        Closing Your WDDA—Either Wells Fargo or you, through your Authorized Signer(s), may close your WDDA at any time without prior notice. If the signature of more than one Authorized Signer is required for signing checks, the same number of Authorized Signers will be required to close your WDDA. Instructions received by facsimile to close your WDDA will not be accepted. Closure of your WDDA will not affect your obligation to pay Wells Fargo any amounts owed with respect to your WDDA.

        Large Currency Transactions—Governmental regulations require us to report, without notice to you, transactions involving currency in excess of $10,000 to the IRS. We have the obligation even if the $10,000 is spread out over several transactions in one day, or if two or more transactions that total more than $10,000 occur on different days, but are processed on the same day. We are also obligated to report transactions we believe suspicious or to have been structured in a manner or in an attempt to avoid the currency transaction reporting requirements.

        Check Endorsement Requirements—By Federal regulation, the "Depository Bank Indorsement Area" on the back of a check is reserved for bank indorsement and must be kept clear and unobstructed.

        The Depository Bank Indorsement Area is that portion of the reverse side of a check between 1 1/2 inches from the "trailing edge" and 3 inches from the "leading edge" of the back of the check. The indorsement of the payee or depositor should be placed on the back of the check along the "trailing edge" but must not be placed in the reserved space described.

[ADD CHECK CONFIGURATION]

        If you do mark or obscure the Depository Bank Indorsement Area or you cash or deposit a check on which the area is marked or obscured, a delay may occur if the item must be returned. Examples of marks which may obscure the reserved area are indorsements, rubber stamp imprints, carbon bands and preprinted information. Any loss resulting from marks caused by you which obscure the reserved area is your responsibility. YOU AGREE TO HOLD US HARMLESS FROM ANY LOSS, LIABILITY OR DAMAGE WE MAY SUFFER OR INCUR ARISING FROM OR IN ANY WAY RELATED TO MARKS CAUSED BY YOU WHICH OBSCURE THE DEPOSITORY BANK INDORSEMENT AREA.

CERTAIN DEFINED TERMS

        Business Day—is a day, other than a Saturday, Sunday or day when Federal Reserve Banks are closed.

        Collected Balance—is the Ledger Balance in your WDDA less Deposit Float.

        Deposit Float—is the total dollar amount of items deposited in your WDDA for which, based on the most recent collected funds schedule provided to you, your WDDA has not yet been credited for purposes of calculating your Collected Balance.

        Ledger Balance—is the balance in your WDDA after all debits and credits for the day are posted.

        Legal Reserves—is the portion of the Collected Balance in your WDDA that Wells Fargo is required by law to hold in reserve at a Federal Reserve Bank.

        Investible Balance—is the Collected Balance in your WDDA less Legal Reserves and other adjustments.

GENERAL PROVISIONS

        Cash Management Services—As a WDDA customer, cash management services ("Services") offered by Wells Fargo may be available to you. Wells Fargo's performance of any Service will be subject to the terms and conditions set forth in any agreement which Wells Fargo and you may enter into for that service as well as the following terms and conditions which shall apply to all services (excluding funds transfer and ACH services) and shall survive the termination of any agreement:

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  Wells Fargo will perform the Services in a manner consistent with the quality provided when Wells Fargo performs similar services for its own account. Wells Fargo, however, cannot be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearing houses through which Wells Fargo may effect your instructions or receive or transmit information in the performance of a Service. Also, Wells Fargo cannot be responsible for any loss, liability or delay resulting from or caused by war, communications networks outages, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Wells Fargo's control. WELLS FARGO MAKES NO

    EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY SERVICE OTHER THAN THOSE EXPRESSLY SET FORTH IN THE AGREEMENT FOR THAT SERVICE.

  •
  In the event that you or Wells Fargo suffer or incur losses, liabilities, claims (including third party claims) or expenses, including, but not limited to, attorneys' fees, as a result of or in connection with the performance of a Service (collectively,"Losses"), Wells Fargo and you shall negotiate in good faith in an effort to reach a mutually satisfactory allocation of the Losses, it being understood that Wells Fargo shall not be responsible for any Losses due to any cause other than Wells Fargo's negligence or breach of an agreement in which case Wells Fargo's liability shall be limited to, and you will be responsible for any Losses in excess of, direct money damages in an amount not to exceed ten times the charges for the Service in connection with which the Losses were incurred during the calendar month immediately preceding the calendar month in which such Losses were incurred (or, if there were no such charges in the preceding month, the charges for such Services incurred in the month in which the Losses were incurred). The limitation of Wells Fargo's liability set forth above shall not be applicable to the extent any such Losses are directly caused by the gross negligence or willful misconduct of Wells Fargo.

        WDDA/Cash Management Services—WHETHER IN CONNECTION WITH A SERVICE OR YOUR WDDA, IN NO EVENT SHALL WELLS FARGO BE LIABLE FOR ANY SPECIAL CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT OR WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO WELLS FARGO.

        Customer Service—In the event of questions or errors regarding your WDDA transactions, records or statements you should immediately call Cash Management Client Services at 1(800)-AT-WELLS (1-800-289-3557). If you cannot resolve the issue this way, speak to your relationship manager.

Wells Fargo ACH Services

Pricing Schedules

Wells Fargo ACH Services

X.com Domestic Pricing Summary

Service	Price
General Account Services
Account Maintenance	$	[*]	Per Account, Per Month
Per Credit	$	[*]	Per Item
Per Debit	$	[*]	Per Item
ACH Services
ACH Monthly Base Fee	$	[*]	Per Customer, Per Month
Per Incoming Transmission	$	[*]	Monthly Maximum of $200.00
Return Item Transmission	$	[*]	Per Customer, Per Month
ACH Delete	$	[*]	Per Item
ACH Reversal	$	[*]	Per Item
ACH Research - Less than 60 Days	$	[*]	Per Item
ACH Research - Past 60 Days	$	[*]	Per Item
		Transit	On-Us
ACH Item Processed *
0 - 100,000	$	[*]	$[*]
100,001 - 500,000	$	[*]	$[*]
500,001 - 1 MM	$	[*]	$[*]
1MM - 10 MM	$	[*]	$[*]

*
Monthly Minimum Billing of [*] (Up to 10,000 Items Per Month)

Wells Fargo ACH Services

X.com Canadian Pricing Summary

Service Description	Volume	Unit Price	Monthly Activity Charges
International
XACH BASE CHARGE	1	[*]	[*]
XACH CANADA ITEM	5000	[*]	[*]
XACH FILE	20	[*]	[*]
XACH FILE RECALL	1	[*]	[*]
XACH FILE RECALL PER ITEM	1	[*]	[*]
XACH ITEM RECALL	1	[*]	[*]
XACH RETURN	50	[*]	[*]
Subtotal			[*]
Total monthly charges			[*]
One-time fees
XACH SETUP	1	[*]	[*]
Total set-up fees			[*]

INTERNATIONAL TREASURY MANAGEMENT

I N T E R N AT I O N A L    A C H
Price Schedule

Basic Services	Charge Basis	Price
Direct Origination
Setup
Customer Setup	one time	$	[*]
Monthly Base Fee
Base Fee	per month	$	[*]
Input Charges
Transmission	per transmission	$	[*]
Transaction Charges—Monthly
Items Processed—Canada
1-4,999	per transaction	$	[*]
5,000-9,999	per transaction	$	[*]
10,000+	per transaction	$	[*]
Items Processed[1]—France, Germany, Mexico, Netherlands, UK
1-2,499	per transaction	$	[*]
2,500-4,999	per transaction	$	[*]
5,000+	per transaction	$	[*]
Returns & Exceptions
Return/Reject	per item	$	[*]
Item Delete	per item	$	[*]
Cross Border ACH File Recall	per file	$	[*]
Cross Border ACH File Recall	per item	$	[*]
Cross Border ACH Item Recall	per item	$	[*]

1
Volume tiers are achieved on a per country basis

Basic Services	Charge Basis	Price
ACH Express Origination
Setup
Customer Setup	one time	$	[*]
Monthly Base Fee
Base Fee	per month	$	[*]
Input Charges
Transmission	per transmission	$	[*]
Transaction Charges—Monthly
Items Processed—Canada
1-4,999	per transaction	$	[*]
5,000-9,999	per transaction	$	[*]
10,000+	per transaction	$	[*]
Items Processed[1]—France, Germany, Mexico, Netherlands, UK
1-2,499	per transaction	$	[*]
2,500-4,999	per transaction	$	[*]
5,000+	per transaction	$	[*]
Returns & Exceptions
Return/Reject	per item	$	[*]
Item Delete	per item	$	[*]
Cross Border ACH File Recall	per file	$	[*]
Cross Border ACH File Recall	per item	$	[*]
Cross Border ACH Item Recall	per item	$	[*]

1
Volume tiers are achieved on a per country basis

For more information on Wells Fargo's International Treasury Management services, please contact us toll-free at 1-877-300-9998 or at intltreasmgmt@wellsfargo.com.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

QuickLinks

  EXHIBIT 10.21
APPLICATION AND AGREEMENT for CASH MANAGEMENT SERVICES
SECURITY PROCEDURES FOR AUTOMATED CLEARING HOUSE ("ACH") TRANSFERS
SECURITY PROCEDURES FOR ACH TRANSFERS INITIATED THROUGH OUR CASH CONCENTRATION SERVICE
SECURITY PROCEDURES FOR ACH TRANSFERS INITIATED THROUGH OUR PAYMENT MANAGE® SERVICE
SECURITY PROCEDURES FOR ACH TRANSFERS INITIATED ELECTRONICALLY THROUGH OUR WellsTax™ SERVICE
SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED THROUGH OUR PC MANAGER® SERVICE
SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED THROUGH OUR WELLS ELECTRONIC BANKER™ SERVICE
SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED VIA TELEPHONE
SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED THROUGH OUR InfoTouch® SERVICE
SECURITY PROCEDURES FOR FUNDS TRANSFERS INITIATED BY INCOMING DRAWDOWN REQUESTS ("DRAWDOWN TRANSFERS")
CASH MANAGEMENT SERVICES DISCLOSURE STATEMENT
GLOSSARY
WHOLESALE DEMAND DEPOSIT ACCOUNT DISCLOSURE STATEMENT